Exhibit 99.1

Disc Medicine Secures $200 Million in Non-Dilutive Debt Financing from Hercules Capital, Inc.

•
Facility significantly increases future financial and operational flexibility
•
Up to $200M available, with $30 million drawn at close and additional $80 million available at Disc’s sole discretion through second-half 2026
•
Funding can support development across the portfolio, including the recently announced potential accelerated approval pathway for bitopertin in EPP

WATERTOWN, Mass. (November 8, 2024) – Disc Medicine, Inc. (NASDAQ:IRON), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel treatments for patients suffering from serious hematologic diseases, today announced that it has obtained a $200 million non-dilutive term loan facility from Hercules Capital, Inc. (NYSE:HTGC), a leader in customized debt financing for companies in the life sciences and technology-related markets. This financing provides funding options to support anticipated key catalysts, including the expected initiation of a confirmatory study of bitopertin in erythropoietic protoporphyria (EPP), a Phase 2 study of DISC-0974 in anemia of myelofibrosis (MF) and a multiple dose study in anemia of non-dialysis dependent chronic kidney disease (NDD-CKD), and a Phase 2 study of DISC-3405 in polycythemia vera (PV).

“With this non-dilutive $200 million financing, we are well-positioned as we prepare for upcoming catalysts across our entire pipeline including the potential initiation of a confirmatory trial of bitopertin in EPP by mid-2025 and related commercial preparations,” said Jean Franchi, Chief Financial Officer of Disc. “Not only does this non-dilutive financing strengthen what we believe to be an already strong financial position, it provides optionality and strategic flexibility in future capital formation as we continue to advance our pipeline in pursuit of our mission to deliver innovative treatments to patients suffering from serious hematologic diseases.”

“Hercules is pleased to partner with Disc in the further development of their hematology pipeline,” said Bryan Jadot, Senior Managing Director and Group Head at Hercules Capital. “We are committed to financing promising life sciences companies to help them achieve their ambitious goals, and we are excited to collaborate with the Disc team ahead of numerous milestones and support them in their next phase of growth.”

The loan facility consists of up to four tranches, three of which can be drawn at Disc’s option and each maturing in November 2029. The loan facility provides for at least 48-months of interest-only at close, which interest-only period can be extended up to 60 months upon satisfaction of certain milestones. An initial $30 million tranche was funded at closing with an additional $80 million available to be drawn at Disc’s option. An additional $65 million is available subject to the Company’s achievement of specified performance milestones. The final $25 million tranche is available for draw, at Disc’s option and subject to Hercules consent during the interest-only period.

Armentum Partners acted as the Company’s exclusive financial advisor on this transaction.

Additional details of the loan agreement will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K.

About Disc Medicine, Inc.

Disc Medicine (NASDAQ:IRON) is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, potentially first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis. For more information, please visit www.discmedicine.com.

Disc Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding Disc’s expectations with respect to its potential confirmatory study of bitopertin in EPP, Phase 2 study of DISC-0974 in anemia of MF, multiple dose study in anemia of NDD-CKD, Phase 2 study of DISC-3405 in PV, and its other clinical activities and related timelines; its commercialization preparations; and its financial position and future capital formation options. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions that are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Disc’s current beliefs, expectations and assumptions regarding the future of Disc’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Disc may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: the adequacy of Disc’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of Disc; the difficulty in predicting the time and cost of development of Disc’s product candidates; Disc’s plans to research, develop and commercialize its current and future product candidates; the timing of initiation of Disc’s planned preclinical studies and clinical trials; the timing of the availability of data from Disc’s clinical trials; Disc’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in hematological diseases; the timing and anticipated results of Disc’s preclinical studies and clinical trials and the risk that the results of Disc’s preclinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; and the other risks and uncertainties described in Disc’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it was made. None of Disc, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

Media Contact

Peg Rusconi
Deerfield Group
peg.rusconi@deerfieldgroup.com

Investor Relations Contact

Christina Tartaglia
Precision AQ
christina.tartaglia@precisionaq.com